PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Exhibit 10.12

EXECUTION COPY

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

FRONTIER RENEWABLE RESOURCES, LLC

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”), dated as of December 15, 2008, is entered into by and among FRONTIER RENEWABLE RESOURCES, LLC (the “Company”); MASCOMA CORPORATION, a corporation organized and existing under the laws of the State of Delaware (“Mascoma”); and J.M. LONGYEAR, L.L.C., a Michigan limited liability company being organized hereby under the laws of the State of Michigan (“Longyear”). Mascoma and Longyear are also hereinafter sometimes individually referred to as the “Member” or collectively as the “Members.”

W I T N E S S E T H:

WHEREAS, the Members have formed the Company as a limited liability company under and pursuant to provisions of the Delaware Limited Liability Company Act, as amended (the “LLC Act”), by the filing of a Certificate of Formation (the “Certificate”) in the office of the Secretary of State of the State of Delaware (with the date of such filing of the Certificate with the State of Delaware being the “Date of Commencement”); and

WHEREAS, the Members desire to set forth their understandings with respect to the ongoing operations of the Company and their respective rights and obligations;

WHEREAS, on the date hereof, the parties have entered into a certain Collaboration Agreement between the Company and the Members (or Affiliates thereof) (the “Collaboration Agreement”); and

WHEREAS, each Member agrees to make certain contributions in cash, in kind, or in services to the Company; which contributions may be credited to the Member’s Capital Account in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the Company and the Members agree as follows:

SECTION 1. FORMATION OF THE COMPANY

1.1 Formation. The Members, by execution of this Agreement, hereby agree to form the Company as a limited liability company under and pursuant to the provisions of the LLC Act and upon the terms and conditions set forth in this Agreement. The parties intend that the Company will be taxable as a partnership for United States federal income tax purposes. The parties agree that the rights, duties and liabilities of the Members, Directors (as defined herein) and Officers (as defined below) shall be as provided in the LLC Act, except as otherwise provided herein.

1.2 Company Name; Registered Office. The Members hereby agree that the name of the Company shall be Frontier Renewable Resources, LLC, until such time as the Members shall unanimously agree otherwise. The initial address of the Company’s registered office and agent for service of process in Delaware shall be the office and the agent designated on the Certificate.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

1.3 Purpose and Powers of the Company.

(a) The purposes of the Company are to:

(i) develop and operate an integrated facility within the State of Michigan that includes a commercial scale cellulosic fuel production facility, and may also include a lumber milling facility and a biomass power facility (collectively, the “Project”);

(ii) promote, support and carry out the commercialization of technology related to the production of cellulosic fuel; and

(iii) do such other things and acts in furtherance of and consistent with such purpose and such other acts as may be conducted by a limited liability company formed under the LLC Act.

(b) The Company shall have and may exercise all the powers and privileges to the fullest extent permitted by law as are necessary, appropriate, advisable, desirable or incidental to the conduct, promotion or attainment of the purpose of the Company.

1.4 Company Place of Business. The principal executive offices and place of business of the Company shall be at such place as the Board of Directors (the “Board”) shall establish, and the Board may from time to time change the location of the principal executive office of the Company to any other place within or without the State of Delaware.

1.5 Authorized Person. The Chief Executive Officer of the Company is hereby designated as the authorized person to act on behalf of the Company to execute, deliver and file any amendments to the Certificate of Formation approved in accordance with this Agreement with the Secretary of State of the State of Delaware.

1.6 Qualification in Other Jurisdictions. The Chief Executive Officer shall cause the Company to be qualified or registered in any jurisdictions in which the Company transacts business, and if necessary or desired, under assumed or fictitious name statutes or similar laws in other jurisdictions in which the Company transacts business. The Chief Executive Officer shall have the authority to execute, deliver and file any certificates (and any and all amendments thereof) necessary for the Company to qualify to do business in the jurisdictions in which the Company may wish to conduct business, as determined by the Board.

1.7 Duration of the Company. The Company shall commence as of the Date of Commencement and shall continue until dissolved in accordance with the provisions of Section 14.

SECTION 2. MEMBERS; OWNERSHIP INTEREST; INITIAL CAPITAL CONTRIBUTIONS TO THE COMPANY; ADDITIONAL CAPITAL CONTRIBUTIONS; PAYMENT OF CERTAIN LIABILITIES

2.1 Mascoma. The name, business address, Initial Contribution, and initial Percentage Interest (as defined below) of Mascoma are as provided in Exhibit A hereto. A Member’s Percentage Interest, together with all other rights of such Member in the Company, are hereinafter referred to herein individually as an “Interest” and collectively as the “Interests.”

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

2.2 Longyear. The name, business address, Longyear Initial Capital Contribution and Longyear initial Percentage Interest are as provided in Exhibit A.

2.3 Percentage Interests. For the purposes of this Agreement, the term “Percentage Interest” means, with respect to any Member as of any date, such Member’s proportionate interest in the gains, profits, and losses of the Company, nonliquidating distributions from the Company, and such other rights and obligations as are specified in this Agreement. The Percentage Interest of each of the Members shall be subject to adjustment, if any, solely in accordance with the terms of this Agreement.

2.4 Reimbursement of Organizational Expenses. The Members recognize that each Member has accumulated certain documented out-of-pocket expenses (the “Organizational Expenses”) summarized in Schedule 2.4 hereto in connection with the organization and formation of the Company. The Organizational Expenses are reimbursable in cash by the Company within 30 days of the date of the Company’s initial receipt of Capital Contributions of cash in an amount exceeding $1,000,000 (the “Contributions Commencement Date”).

2.5 Additional Capital Contributions; Nonassessability.

(a) No Member will be required to make any Capital Contribution in excess of its Initial Capital Contribution unless such Member has agreed to make such Capital Contribution pursuant to the terms of this Agreement or any other agreement with the Company to which such Member is a party. If the Board, by a Required Vote, (a) determines that additional funds are required or desired for proper business purposes of the Company or (b) approves a budget that contemplates additional funds for the operation of the Company to be funded by additional Capital Contributions, then each Member shall make additional Capital Contributions as provided by the Board thereby pro-rata in accordance with Percentage Interests. In such event, the Chief Executive Officer will cause written notice of such capital call to be delivered to all Members, specifying the amount required from each Member and the time or time(s) for payment. Each Member shall make additional Capital Contributions in the amounts and at the times specified in such notice. Any call for additional Capital Contributions may be rescinded or postponed at any time prior to the due date therefor by a Required Vote of the Board. Members shall be obligated to make payment in full of each required additional Capital Contribution, and such Member shall not make (nor shall the Company be obligated to accept) any partial payments of any required additional Capital Contributions. For the purposes of this Agreement, the term “Capital Contribution” shall mean, with respect to a Member, the total amount of cash and the fair market value as determined in good faith by the Board of property contributed to the capital of the Company, including without limitation the Initial Capital Contribution and any contributions made pursuant to this Section 2.5.

(b) If the Board, by majority vote, determines that the Company requires additional capital to finance the business and operations of the Company and the provisions of Section 2.5(a) are not utilized, the Company may, subject to the other provisions of this Section 2.5, issue additional Interests with such Percentage Interests, rights and preferences as the Board determines to be appropriate and in the best interests of the Company under the circumstances (the “Additional Interests”); provided that the Capital Contributions required for such Additional Interests shall be based upon and reflect the fair market value of the existing Interests at the time of the decision to issue Additional Interests as determined in the reasonable good faith judgment of the Board. The Board is hereby authorized to make any amendments to this Agreement the Board reasonably and in good faith deems necessary or appropriate in connection with the issuance of the Additional Interests (including, without limitation, expanding

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

the size of the Board to grant seats on the Board to the purchasers of the Additional Interests). Upon the closing of the sale of the Membership Interests, the Percentage Interests of the Members will be adjusted to reflect the issuance of the Membership Interests.

(c) Subject to Section 2.5(e), the Company shall issue, sell or exchange, or agree to issue, sell or exchange (collectively, “Issue,” and any issuance, sale or exchange resulting therefrom, an “Issuance”) any Membership Interests only if the Company shall have first given written notice (the “Section 2.5 Offer Notice”) to each of Longyear (provided it is then a Member) and Mascoma (provided it is then a Member) (each a “Preemptive Holder”) which shall (a) state the Company’s intention to Issue Additional Interests, the amount to be Issued, the terms of such securities, the purchase price therefor and a summary of the other material terms of the proposed Issuance and (b) offer (a “Preemptive Offer”) to Issue to each Preemptive Holder up to such Preemptive Holder’s Pro Rata Share (as defined below) of such Interests (with respect to each Preemptive Holder, the “Offered Securities”) upon the terms and subject to the conditions set forth in the Section 2.5 Offer Notice, which Preemptive Offer by its terms shall remain open for a period of 30 days from the date it is delivered by the Company to the Preemptive Holder (and, to the extent the Preemptive Offer is accepted during such 30-day period, until the closing of the Issuance of Membership Interests contemplated by the Preemptive Offer). “Pro Rata Share,” for purposes of this Section 2.5, shall mean the Percentage Interest held by such Preemptive Holder immediately prior to the issuance of the Section 2.5 Offer Notice.

(d) Notice of a Preemptive Holder’s intention to accept a Preemptive Offer, in whole or in part, shall be evidenced by a writing signed by the Preemptive Holder and delivered to the Company prior to the end of the 30-day period of such Preemptive Offer (each, a “Section 2.5 Notice of Acceptance”), setting forth such portion of the Offered Securities that the Preemptive Holder elects to purchase.

(e) (i) In the event that a Section 2.5 Notice of Acceptance is not given by a Preemptive Holder accepting all the Offered Securities, the Company shall have 90 days (or the period required for completion of all required regulatory approvals, so long as a binding agreement with respect to such Issuance is entered into within such 90-day period) following the earlier of (A) delivery of the Section 2.5 Notice of Acceptance and (B) the expiration of the 30- day period referred to in Section 2.5(d) above if no Section 2.5 Notice of Acceptance is delivered, to Issue all or any part of such remaining Offered Securities not covered by the Section 2.5 Notice of Acceptance (the “Section 2.5 Remaining Interests”) to any other Person or Persons, but only at the price and upon the payment terms set forth in the Section 2.5 Offer Notice and on such other terms and conditions as are no more favorable, in the aggregate, to such other Person or Persons or less favorable, in the aggregate, to the Company than those set forth in the Section 2.5 Offer Notice.

(ii) If the Company does not consummate the Issuance of all or part of the Section 2.5 Remaining Interests to such other Person or Persons within the 90-day period referred to in Section 2.5(d) above, the rights provided hereunder shall be deemed to be revived and such securities shall not be offered unless first reoffered to the Preemptive Holders in accordance with this Section 2.5.

(iii) Upon the closing of the Issuance to such other Person or Persons (the “Other Buyers”) of all or part of the Remaining Securities, the Preemptive Holder shall purchase from the Company, and the Company shall Issue to the Preemptive Holder, the Offered Securities covered by the Section 2.5 Notice of Acceptance delivered to the Company by the

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Preemptive Holder, on the terms specified in the Preemptive Offer. The purchase by the Preemptive Holder of any Offered Securities is subject in all cases to the execution and delivery by the Company and the Preemptive Holder of a purchase agreement relating to such Offered Securities in form and substance similar in all material respects to the extent applicable to that executed and delivered between the Company and the Other Buyers and the Company shall record such Membership Interests on the books of the Company on such date against payment of the purchase price for such Membership Interests.

(f) The Company shall, as a condition to the Issuance, require any Other Buyers of Additional Interests to execute, and agree to be bound by the terms of this Agreement, and upon such execution and Issuance each such Other Buyer shall thereafter be deemed a Member.

2.6 Payment of Certain Liabilities.

(a) From time to time employees of Longyear or Mascoma, or their respective Affiliates, may provide services to the Company (with respect to such services, the “Service Provider”) pursuant to and in accordance with the terms of a written agreement with the Company approved by the Board by a Required Vote (each, a “Service Agreement”). The value (as determined in accordance with the provisions of the applicable Service Agreement) of such services shall constitute a liability of the Company (a “Service Liability”) payable on the date set forth in such Service Agreement (the “Stated Payment Date”); provided, however, (i) that the Board, acting pursuant to a Required Vote, shall have the right, but not the obligation, to pay all or any portion of any Service Liability accrued prior to a Stated Payment Date at any time the Company has “Excess Cash” (as hereinafter defined), and (ii) notwithstanding anything to the contrary in any Service Agreement, all then outstanding Service Liabilities shall be immediately due and payable upon the occurrence of a “Trigger Date” (as hereinafter defined).

(b) As used in this Section 2.6 the words and phrases that follow shall have the respective meanings that follow:

(i) “Change of Control” means the first to occur of any of the following events:

(A) The consummation of a reorganization, merger, ownership interest exchange, consolidation, or sale or disposition of all or substantially all of the assets of the Company unless, in any such case, where the Persons who beneficially own the Percentage Interests of the Company immediately before that transaction beneficially own (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly, immediately after the transaction, at least 75% of the Percentage Interests of the Company or any other corporation or other entity resulting from or surviving the transaction (including a corporation or other entity which, as the result of the transaction, owns all or substantially all of the Percentage Interests of the Company or all or substantially all of the Company’s assets, either directly or indirectly through one or more subsidiaries).

(B) Approval by the Board of a complete liquidation or dissolution of the Company.

(ii) “Event of Bankruptcy” means, with respect to the Company or a Member: (A) the filing of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

federal or state insolvency law, or the filing of an answer consenting to or acquiescing in any such petition; (B) the making of any general assignment for the benefit of its creditors, or the admission in writing of its inability to pay debts as they become due; (C) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for its assets, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within such sixty (60) day period; (D) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar agent for it or for any substantial part of its assets or property; and (E) the ordering of the winding up or liquidation of its affairs.

(iii) “Excess Cash” means, at any time, that portion of the cash and cash equivalent assets of the Company which the Board determines in its reasonable discretion exceeds the amount of cash needed by the Company to (i) pay the Tax Distribution, (ii) remain “solvent”, (iii) maintain adequate working capital and reserves, and (iv) conduct its business and carry out its purposes. In making this determination, the Board shall take into account the Company’s then current and foreseeable sources of, and needs for, cash. For the purposes of this definition, the Company is “solvent” if it its capable of paying its debts as they become due in the usual course of business or the value of its assets are equal to or greater than the sum of its liabilities. This definition of the term “solvent” is intended to override, to the extent permitted under the LLC Act.

(iv) “Trigger Date” means that date on which any of the following first occurs:

(A) an equity or debt financing pursuant to which the Company receives at least $20,000,000 in gross proceeds;

(B) a Change of Control;

(C) an Event of Bankruptcy;

(D) at any time the Board determines in its reasonable discretion that funds are available therefor and elects to pay off such liabilities; or

(E) upon the exercise of the rights set forth in Section 14.2 or Section 14.3.

(c) Payments of Service Liabilities pursuant to this Section 2.6 shall be made in cash and may be made from any source; provided they do not violate any agreement that the Company has with any of its creditors or any provision of the LLC Act.

2.7 Status of Capital Contributions. No return of a Member’s Capital Contributions shall be made hereunder if such distribution would violate applicable state law. Where Capital Contributions are to be returned to a Member, the Member shall not have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement. No interest will be paid to any Member on Capital Contributions. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member. No Member shall be entitled to interest on any Capital Contribution or on the balance of such Member’s Capital Account. For the purposes of this Agreement, the term “Capital Account”

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shall mean, with respect to a Member, the account of a Member established and maintained in accordance with the provisions of Section 9.1 hereof.

2.8 Company Borrowings.

(a) Loans From Third Parties. The Company will be authorized to borrow from recognized banks or financial institutions and other lenders who are not Affiliates of any Members of the Company, at such times and on such terms as the Board approves. The Members hereby agree that if required under the terms of any financing arrangement hereunder, they shall pledge their Percentage Interests to such bank, financial institutions or other lenders providing the loans to the Company.

(b) Loans from Members to Company. Subject to any other restrictions contained herein, the Company may borrow money from one or more Members or Affiliates of Members at such interest rate or rates and upon such other terms as are agreed upon by the Company and the lending Member; provided that the interest rates on any such loans may not exceed the rates that would apply to Company borrowing on similar terms from recognized banks or financial institutions and the terms are otherwise similar to those terms that would be expected to be achieved in an arms-length transaction, in each case as determined in good faith by the Board.

SECTION 3. AUDITORS; INSURANCE

3.1 Auditors. The Board, by a Required Vote, shall select the Company’s independent certified public accountants within 30 days of the day hereof.

3.2 Insurance. The Company shall maintain, with insurers or underwriters of good repute, property and casualty, general liability and other insurance relating to the operations of the Company in accordance with reasonably prudent business practice and as a majority of the Board shall have agreed upon, and pay all premiums and other sums payable in respect of maintaining such insurance. The Company shall regularly review insurance coverage and adjust the type and amount of coverage in accordance with such prudent business practices and as agreed upon by a majority of the Board.

SECTION 4. RIGHTS, POWERS AND DUTIES OF THE MEMBERS; Limitation on LIABILITY OF THE MEMBERS

4.1 Authority of the Members.

(a) The Members hereby consent to the exercise by the Board or its designees of the rights, powers and authority conferred on the Board by this Agreement.

(b) Except as otherwise provided by the LLC Act, the debts, expenses, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, expenses, obligations and liabilities of the Company, and no Member or its Affiliates shall be obligated personally for any such debt, expense, obligation or liability of the Company solely by reason of being a Member or being an Affiliate of a Member. All Persons dealing with the Company shall have recourse solely to the assets of the Company for the payment of the debts, obligations or liabilities of the Company. In no event shall any Member be required to make up any deficit balance in such Member’s Capital Account upon the liquidation of such Member’s Interest or otherwise. In addition, no Member or Affiliate shall be liable for

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

the obligations of the Members or the Company by virtue of the fact that one or more officers, directors or employees of such Member or Affiliate is appointed to serve on the Board pursuant to Section 5.1 or is designated as an Officer of the Company pursuant to Section 6.1, or for any acts or omissions of such Persons in such capacities.

(c) Except as expressly provided in this Agreement, no Member (in its capacity as a Member) shall take part in or interfere in any manner with the management of the business and affairs of the Company or have any right or authority to act for or bind the Company notwithstanding Section 18-402 of the Act, and the Members (in their capacity as Members) shall have only the rights and powers granted to the Members under this Agreement.

4.2 Voting Rights; Required Member Consents.

(a) No Member has any voting right except with respect to those matters specifically reserved for a Member vote which are set forth in this Agreement and as required in the LLC Act.

(b) Notwithstanding any other provision of this Agreement, without the prior consent of all of the Members, which consent shall be obtained in accordance with the procedures set forth in Section 7.1, the Company shall not:

(i) commit any act in contravention of this Agreement;

(ii) perform any act that would subject any Member to liability in any jurisdiction in virtue of their status as a Member of the Company; or

(iii) commit any other act requiring the prior consent of the Members under this Agreement.

(c) No funds of the Company shall be kept in any account other than a Company account nor shall any funds be commingled with the funds of any other Person, and the Board shall not employ, or permit any other Person to employ, funds of the Company in any manner except for the benefit of the Company.

SECTION 5. RIGHTS, POWERS AND DUTIES OF THE BOARD; LIMITATION OF LIABILITY OF DIRECTORS

5.1 Board of Directors. Pursuant to the authority granted to it in Section 4.1, the Members hereby vest the management of the Company in the Company’s board of directors (the “Board”). The Board shall manage the business and affairs of the Company on behalf of the Members, consistent with this Agreement and applicable law. The Board shall initially consist of five (5) members designated by the Members in accordance with this Section 5.1 (each such person shall be hereinafter referred to as a “Director”). A Director may be any natural person who may, but need not be, an employee of the Company, Mascoma or Longyear, or Affiliates thereof; provided, however, that at least one (1) of the Directors appointed by Mascoma shall be a senior executive of Mascoma and at least one (1) of the Directors appointed by Longyear shall be a senior executive of Longyear.

(a) The Board shall initially consist of:

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(i) four (4) individuals appointed by Mascoma, which individuals shall initially be Bruce Jamerson and three (3) other individuals appointed by Mascoma; and

(ii) one individual appointed by Longyear, which individual shall initially be Steve Hicks.

(b) The Chairman of the Board shall be elected by the Board, which individual shall initially be Bruce Jamerson.

(c) A Director shall remain in office until his resignation or removal. A Director may be removed at any time, with or without cause, solely by and at the sole discretion of the Member that designated such Director. Such Member may designate a different individual as the replacement for the removed Director. In the case of the death, resignation or removal of a Director, the Member that appointed the Director whose death, resignation or removal is the cause of the vacancy may designate the replacement to fill the vacancy.

5.2 Meetings of the Board.

(a) Regular meetings of the Board will be held at least once each calendar quarter, at such times and at such places as shall be fixed by the Board by written notice to each Director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, or by written notice mailed to his or her business or home address.

(b) Any Director may call a special meeting of the Board. Unless waived as is herein provided, notice of any special meeting of the Board of Directors shall be given to each Director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address by overnight courier, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed, telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

(c) Any Director may waive notice of any meeting. Attendance of a Director at a Board meeting in person or by the use of telephone shall constitute waiver of notice of such Board meeting, except where a Director attends a Board meeting for the express purpose of objecting to the transaction of any business because the Board meeting is not lawfully called or convened.

(d) Directors may participate in any meeting of the Board by means of conference telephone or similar communication if all persons participating in such meeting can hear one another for the discussion of the matter(s) to be voted upon. Participating in a meeting pursuant to this Section shall constitute presence in person at such meeting.

(e) Three Directors shall constitute a quorum for the transaction of business. Any matter which requires the unanimous consent of the Board pursuant to this Agreement shall require all of the Directors to be present at any Board meeting called for the purposes described therein. If a Board meeting to vote on a matter which requires a unanimous vote of the Board cannot be held (after two attempts by means of delivery of proper notice) due to lack of a quorum, then such matter shall be determined pursuant to Section 15.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

(f) Except as otherwise required by this Agreement, decisions of the Board or items set forth in this Agreement to be determined by the “Board” shall be adopted by the affirmative vote of a majority of the Directors then in office at a meeting, or acting by unanimous written consent.

5.3 Authority of the Board.

(a) Except as expressly provided in this Agreement, all powers to control and manage the business and affairs of the Company shall be exclusively vested in the Board and the Board may exercise all powers of the Company and do all such lawful acts as are not by statute, the Certificate or this Agreement directed or required to be exercised or done by the Members and in so doing shall have the right and authority to take all actions which the Board of Directors deems necessary, useful or appropriate for the management and conduct of the business, including exercising the following:

(i) conduct its business, carry on its operations and have and exercise the powers granted by the LLC Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(ii) acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(iii) operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(iv) execute (but not to the exclusion of any Officer having such power) or authorize an Officer of the Company to execute any and all agreements, contracts, documents, certifications, and instruments, including without limitation any deed, lease, mortgage, or promissory note, necessary or convenient in connection with the management, maintenance, and operation of the business of the Company, or otherwise in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Certificate in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors. Simultaneously with the execution of this Agreement, one or more of the Directors shall execute the Collaboration Agreement on behalf of the Company;

(v) cause the Company to engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Director liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the LLC Act and the laws of any state in which the Company is then formed or qualified;

(vi) cause to be paid all amounts due and payable by the Company to any Person;

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(vii) employ such agents, employees, managers, accountants, attorneys, consultants and other Persons, including any Member, necessary or appropriate to carry out the business and affairs of the Company, whether or not any such Persons so employed are affiliated with or related to any Member, and to pay to such Persons such fees, expenses, salaries, wages and other compensation as it shall in its sole discretion determine;

(viii) form such committees as the Board may deem appropriate;

(ix) pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Company;

(x) pay any and all fees and make any and all expenditures which it deems necessary or appropriate in connection with the organization of the Company, the management of the affairs of the Company and the carrying out of its business, obligations and responsibilities under this Agreement;

(xi) establish and maintain one or more bank accounts for the Company in such bank or banks as the Board may, from time to time, designate as depositories of the funds of the Company, subject to the provisions of Section 13.5;

(xii) to the extent that funds of the Company are, in the judgment of the Board, not immediately required for the conduct of the Company’s business, temporarily deposit the excess funds in such bank account or accounts, or invest such funds in such interest bearing taxable or nontaxable investments as the Board shall deem appropriate; provided, however, that the Board shall not make any such deposits or investments that would require registration of the Members or the Company under the Investment Partnership Act of 1940, as amended; and

(xiii) cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Company, unless the same are contested by a majority of the Board on behalf of the Company.

The Members hereby consent to the foregoing rights, powers and authority to the Board.

(b) The Board may, but is not required to, establish one or more committees (each, a “Board Committee”) and may delegate certain authority of the Board to such committee of the Board. A Board Committee may be comprised of one or more directors and may include a committee of a single Director to whom the Chief Executive Officer reports for all matters in the ordinary course of the Company’s business. To the extent this Agreement provides that certain Director(s) must consent to certain specified actions, a Board Committee shall not have authority to act with respect to such action unless such Director(s) consent to such action.

(c) The Company shall not without majority approval of the Board, which approval must include the affirmative vote of at least one of the directors appointed by Mascoma and one of the directors appointed by Longyear (a “Required Vote”):

(i) adopt or approve any business plan, annual budget or capital budget, or make any material changes thereto;

(ii) appoint the initial Chief Executive Officer of the Company; or

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(iii) affect any material changes to the Collaboration Agreement.

SECTION 6. OFFICERS

6.1 Appointment of Officers. The Board shall have the right, power and authority to designate, by a Required Vote, the initial Chief Executive Officer of the Company, who shall have general supervision and control of the Company and shall have such powers and perform such duties in managing the day-to-day operations of the Company as delegated to such officer by the Board. In addition, the Board shall have the right, power and authority to designate, in its discretion, other officers, including without limitation a President, Chief Operating Officer, Chief Financial Officer, Secretary, Treasurer, and one or more vice presidents (collectively, the “Officers,” and each individually, an “Officer”) with such powers and authorities as the Board, in its sole discretion, may determine, and solely to the extent the Board may determine such designations, powers and authorities are appropriate and desirable. Pursuant to the authority granted to it by the Members pursuant to this Section 6.1, the Board may also from time to time appoint such other officers as it may deem appropriate.

6.2 Authority of the Officers. Subject to the provisions of this Agreement, unless the authority of an Officer is limited in the document appointing such Officer or is otherwise specified in this Agreement or by the Board, any Officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority. Any decision or act of an Officer within the scope of the Officer’s designated or delegated authority shall control and shall bind the Company (and any business entity for which the Company exercises direct or indirect executory authority); provided, however, that unless such power is specifically delegated to the Officer in question either for a specific transaction or generally in a separate writing, no such Officer shall have the power to lease or acquire real property, to borrow money, to issue notes, debentures, securities, equity or other interests of or in the Company, to make investments in (other than the investment of surplus cash in the ordinary course of business) or to acquire securities of any Person, to give guarantees or indemnities, to merge, liquidate or dissolve the Company or to sell or lease all or any substantial portion of the assets of the Company.

SECTION 7. RIGHTS OF MEMBERS; ACTIONS OF MEMBERS

7.1 Procedure for Obtaining Consent.

(a) Any approval, consent, waiver or vote of the Members required by this Agreement or by the LLC Act may be given by either:

(i) a written approval, consent, waiver or affirmative vote executed by all of the Members to the other Member or the Board at or prior to the commission of the act or thing for which the approval is solicited, provided that such approval, consent or waiver shall not have been revoked by (A) notification to the Members or the Board, as the case may be, of such revocation by any Member or negative vote by any Members at or prior to any meeting called to consider such act or thing or (B) notification to the other Members or the Board, as the case may be, of such revocation by any Member prior to the commission of the act or thing which is subject of the approval, consent or waiver; or

(ii) the approval, consent, waiver or affirmative vote of all of the Members at any meeting called and held pursuant to Section 7.1(b).

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(b) Unless notice is waived as is herein provided and allowed, any approval, consent, waiver or vote of the Members required pursuant to this Agreement or any other matter to come before the Members may be considered at a meeting of the Members held not less than 20 nor more than 60 days after notification of such meeting shall have been given to all of the Members in accordance with this Section 7.1(b). Such notification shall be given by the Members or the Board within 30 days after receipt by the Members or the Board of a request for such a meeting by any Member. All such meetings shall be held at such reasonable time and place as the Members or the Board may designate. Any Member may waive notice of any such meeting as to itself. Attendance of a Member at a meeting in person or by use of the telephone shall constitute waiver of notice of such meeting, except where a Member attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not properly called or convened. Any such meeting may be held by means of a conference telephone or similar communication if all persons participating in such meeting can hear one another for the discussion of the matter(s) to be voted upon.

SECTION 8. OWNERSHIP INTEREST TRANSFER RESTRICTIONS

8.1 Restrictions on Transfer. The Members hereby agree that no Member shall be permitted to Transfer (as defined below) any or all of its respective Interest except in accordance with this Section 8. Except as otherwise provided in this Section 8, Section 14.2 or Section 14.3, no Member, may sell, pledge, assign, transfer, hypothecate or otherwise encumber (each, a “Transfer”) its Interest in the Company to any third party, except with the consent of the other Members, in each such Member’s sole discretion, and on such conditions as each such Member may require; provided, however, that any Member may sell, transfer or assign all (but not less than all) of its Interest in the Company to an Affiliate of such Member, upon notice to Company and the other Member, so long as such Affiliate agrees to be bound by the terms and conditions of this Agreement and executes a counterpart signature page to this Agreement pursuant to which it or they agree to be bound by this Agreement. Upon the transfer by a Member of its entire Interest pursuant to this Agreement, such Member shall not cease to be a Member of the Company until after the admission of such Member’s transferee as a Member of the Company in accordance with this Agreement.

8.2 Bankruptcy.

(a) Each of the Members hereby grants to the other Members an irrevocable option (the “Bankruptcy Option”), which Bankruptcy Option shall be exercisable only upon the bankruptcy, insolvency, winding-up or liquidation of the granting Member (the “Insolvent Member”), or in the event that a receiver is appointed in respect of the whole or substantially the whole of such Insolvent Member’s property and assets, or in the event of the transfer or assignment, voluntary or involuntary, by such Insolvent Member of its Interest in the Company to any creditor, in total or partial satisfaction of any debt, obligation, judgment or other liability (any such assignee, trustee, receiver or transferee is hereinafter referred to as the “Special Transferee” and the other Members are hereinafter referred to as the “Solvent Members”), to purchase the Insolvent Member’s Interest for a purchase price equal to the fair market value of such Interest (the “Bankruptcy Value”) at that time, as determined by a third party expert in such matters. Upon the Bankruptcy Option becoming exercisable, the Solvent Members may exercise the Bankruptcy Option by delivering a written notice to the Special Transferee. Each Solvent Member shall have a right to purchase its pro-rata portion (based on Percentage Interest) with the right of oversubscription of the Special Transferee’s Interest. Payment of the Bankruptcy Value shall be made by the Solvent Members in cash or by certified funds within 180 days from the date of exercise of the Bankruptcy Option.

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(b) If any of the parties (the “Disagreeing Party”) disagrees with the Bankruptcy Value, the Disagreeing Party may, within 20 days after its receipt of the Bankruptcy Value (the “Bankruptcy Value Calculation”), deliver a notice to the other party disagreeing with such calculation and setting forth the Disagreeing Party’s calculation of the Bankruptcy Value. Any such notice of disagreement shall specify those items or amounts as to which the Disagreeing Party disagrees, and the Disagreeing Party shall be deemed to have agreed with all other items and amounts contained in the Bankruptcy Value Calculation.

(c) If a notice of disagreement shall have been delivered by the Disagreeing Party pursuant to Section 8.2(b), the parties shall, during the 20 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine the Bankruptcy Value, which amount shall not be more than the amount shown in the Bankruptcy Value Calculation nor less than the amount shown in the Disagreeing Party’s notice of disagreement. If, during such period, the parties are unable to reach agreement, they shall promptly thereafter cause the Accounting Referee (as defined below) promptly to review this Agreement and the disputed items or amounts for the purpose of calculating the Bankruptcy Value. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Bankruptcy Calculation to which the Disagreeing Party has disagreed. The Accounting Referee shall deliver to both parties, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the parties hereto. The cost of such review and report shall be borne equally among the parties. For purposes of this paragraph (c), the term “Accounting Referee” means an accounting firm (so long as the same is not engaged by any party as its independent auditor) selected jointly by the Company and the Disagreeing Party.

8.3 Right of First Refusal.

(a) Except as otherwise provided in Sections 8.1, 8.2, 8.4,14.2 and 14.3, if a Member (other than Mascoma (unless Mascoma proposes to transfer its interest to a direct competitor of Longyear, in which case, Mascoma shall be considered a Transferring Member hereunder)) wishes to Transfer all or a part of its Interest (a “Transferring Member”), such Member shall first deliver to the offered Member (which shall be Mascoma unless Mascoma is the Transferring Member, in which case the offered Member shall be Longyear) (the “Offered Member”) a written notice (an “Offer Notice”), which shall (i) state the Member’s intention to sell all or a portion of its Interest to one or more Persons, the portion of its Interest to be sold (the “Subject Interest”), the purchase price therefor and a summary of the other material terms of the proposed Transfer and (ii) offer the Offered Member the option to acquire all or a portion of such Subject Interest upon the terms and subject to the conditions of the proposed Transfer as set forth in the Offer Notice (the “Offer”). A Member may submit an Offer Notice only if such Member has received a bona fide written offer, the terms of which are reflected in the Offer Notice. The Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Offer is accepted during such period, until the consummation of the sale contemplated by the accepted Offer). The Offered Member shall have the right and option, for a period of 30 days after its receipt of the Offer Notice (the “Acceptance Period”), to accept all or any part of the Subject Interest so offered at the purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by delivering a written notice to the Transferring Member during the Acceptance Period specifying the portion of the Subject Interest the Offered Member will purchase.

(b) If effective acceptance shall not be received pursuant to Section 8.3(a) above with respect to all of the Subject Interest offered for sale pursuant to the Offer Notice, then the Transferring Member may Transfer all or any portion of its Subject Interest at a price not less

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than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Offer Notice at any time within 30 days after the expiration of the Acceptance Period (the “Sale Period”). To the extent the Transferring Member Transfers all or, if the Offered Member has accepted the Offer with respect to a part of such Transferring Member’s interest, the remaining portion of the Interest so offered during the Sale Period, the Transferring Member shall promptly notify the Company, and the Company shall promptly notify the other Members, as to (i) the Interest, if any, that the Transferring Member then owns, (ii) the Interest that the Transferring Member has transferred, (iii) the terms of such Transfer and (iv) the name of the owner(s) of any of the Interest Transferred. In the event that all of the Subject Interest is not sold by the Transferring Member during the Sale Period, the right of the Transferring Member to Transfer such unsold Subject Interest shall expire and the obligations of this Section 8.3 shall be reinstated; provided, however, that, in the event that the Transferring Member determines, at any time during the Sale Period, that the Transfer of all of the Interest on the terms set forth in the Offer Notice is impractical, the Transferring Member may terminate the offer and reinstate the procedure provided in this Section 8.3 without waiting for the expiration of the Sale Period.

8.4 Bring-Along Right

(a) If at any time, any Third Person (such Person, a “Third Party Purchaser”) makes a bona fide offer to purchase all or substantially all of the Company or the Interest of Mascoma (a “Sale Transaction”), and Mascoma desires in its sole discretion to accept such offer, then, upon the delivery by Mascoma to the other Member(s) of 30 days’ written notice (the “Drag-Along Notice”), which Drag-Along Notice shall contain the information set forth below, each such other Member shall be obligated to accept the terms of such Sale Transaction, take all such steps necessary to approve and facilitate such sale, and shall sell, transfer and deliver, or cause to be transferred, and delivered, to such Third Party Purchaser, its entire Interest on the terms of such Sale Transaction (and will deliver such Member’s Interest to be transferred at the closing of the transaction, free and clear of all liens, claims, or encumbrances other than any arising pursuant to this Agreement). Each Member shall be allocated that portion of the aggregate consideration paid by the Third Party Purchaser in the Sale Transaction to all Members that such Member would be allocated if such aggregate consideration were the aggregate amount to be distributed upon a liquidation of the Company (with respect to each Member, such Member’s “Drag-Along Consideration Amount”). Other than with respect to each Member’s Drag-Along Consideration Amount, such Sale Transaction shall be effected on the same terms with respect to all Members as those offered to Mascoma and as further set forth in the Drag-Along Notice. The Drag-Along Notice shall set forth the material terms and conditions of the Sale Transaction, including (i) the name and address of the Third Party Purchaser, (ii) the aggregate consideration to be received by the Members for their Interests, (iii) the terms and conditions of payment offered by the Third Party Purchaser and, in the case of consideration in whole or in part other than cash, the fair market value thereof as determined in good faith by the Company’s Board, which determination shall be evidenced by a resolution filed with the Company, (iv) a statement that the Third Party Purchaser has been informed of the rights provided for in this Section 8.4 and has agreed to purchase the Interests in accordance with the terms hereof and to be bound by such terms, and (v) the approximate date, time and location of the closing of the Transfer of the Interests to the Third Party Purchaser.

(b) If Mascoma elects not to deliver to Longyear a Drag-Along Notice in connection with a Sale Transaction, then if upon the consummation of such Sale Transaction Mascoma shall have a Percentage Interest of less than 10% (without giving effect to the provisions of this Section 8.4(b)), then Mascoma must provide Longyear the opportunity to Transfer its Interest to such third party on a pro rata basis (the “Tag Along Right”). Each

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Member (as between Mascoma and Longyear) shall be allocated that portion of the aggregate consideration paid by the Third Party Purchaser in the Sale Transaction to such Members in the aggregate as that Member would be allocated if such aggregate consideration were the aggregate amount to be distributed with respect to the transferred Interests upon a liquidation of the Company (with respect to each such Member, such Member’s “Tag-Along Consideration Amount”). Other than with respect to each Member’s Tag-Along Consideration Amount, such Sale Transaction shall be effected on the same terms with respect to all Members participating in such Sale Transaction as those offered to Mascoma and as further set forth in the Drag-Along Notice. Mascoma must give Longyear notice of the closing of Sale Transaction to which a Tag Along Right relates at least 30 days before the proposed closing (the “Tag Along Notice”). The Tag Along Notice must set forth the identity of the third party, the sale price, and all other material terms and conditions of the offer. If Longyear desires to exercise its Tag Along Right, then Longyear must give notice of exercise to Mascoma no later than 15 days after delivery of the Tag Along Notice. If Longyear fails to exercise its Tag Along Right during such 15-day period, such failure shall be deemed to be an election by Longyear not to exercise its Tag Along Right.

8.5 Longyear Change of Control.

(a) Longyear shall give Mascoma notice within two (2) days following the execution of an agreement that will result in a change in control of Longyear (“Longyear Change in Control”).

(b) In the case of a Longyear Change in Control, Mascoma may by written notice (an “Acquisition Notice”) delivered to Longyear and to the Company within 60 days after receipt of the notice contemplated in Section 8.5(a), elect to acquire the Interest of Longyear pursuant to the provisions of this Section 8.5 and in such event Longyear shall be obligated to sell its Interest to Mascoma. The purchase price of the Interest shall be equal to the fair market value of the Interest, determined in accordance with Section 8.6, below. Mascoma may at any time before the tenth business day following the date Mascoma is informed of the purchase price that has been established with respect to the Interest in accordance with the terms hereof, rescind an Acquisition Notice by written notice to Longyear. If Mascoma rescinds an Acquisition Notice in accordance with the terms of this Agreement, then it will pay to Longyear the out-of-pocket costs incurred by Longyear in connection with the establishment of such purchase price.

(c) The closing of the purchase and sale pursuant to this Section 8.5 shall occur on a date and at a place designated by Mascoma not later than 60 days after the later of (i) final determination of the purchase price of the Interest, or (ii) the date all filings, notices, approvals and consents with respect to the transaction have been made with and obtained from all governmental entities required under applicable Law and all applicable waiting periods have expired or been terminated. Each Party and its Affiliates shall make all required filings and notices with and shall use commercially reasonable efforts to obtain all approvals and consents from all governmental entities required under applicable Law. At the closing, the Parties shall deliver or cause to be delivered such instruments of Transfer and other agreements, documents and papers as are customary in transactions of the character contemplated in this Section 8.5 (and containing customary representations and warranties as to title, authority and otherwise and other agreements). Mascoma may assign its right to acquire the Interest of Longyear under this Section 8.5 without the consent of Longyear, provided that Mascoma must guaranty payment of the purchase price if the right is exercised by the transferee of such right.

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8.6 Purchase Price.

(a) The purchase price of an Interest for purposes of Section 8.5 will be the “Fair Market Value” of the Interest as of the date on which the Acquisition Notice was delivered (the “Valuation Date”). For this purpose the “Fair Market Value” of an Interest means the amount that would be distributed with respect to such Interest upon a dissolution and liquidation of the Company pursuant to Article 14 after a sale of all of the assets of the Company to a single buyer, at a price equal to the price that would be paid by a willing buyer to a willing seller, with each having knowledge of all relevant facts, as of the last day of the most recent month ending on or prior to the Valuation Date.

(b) The Fair Market Value of the Interest involved will be as agreed by the purchasing Member and the selling Member, if such agreement can be reached.

(c) If no agreement is reached pursuant to Section 8.6(b) by the date that is forty-five days after the applicable Valuation Date, upon the written request of either Member delivered to the other Member, the Fair Market Value of the Interest will be determined based on the criteria set forth above and using the following process:

(i) The purchasing Member and the selling Member will attempt to mutually agree upon a single appraiser who, if so selected, will establish the Fair Market Value of the Interest. In such case the purchasing Member and the selling Member will share the cost of such appraiser equally.

(ii) If a single appraiser is not mutually selected pursuant to paragraph (i) within 30 days after written demand from one Member to the other Member, then, upon written demand of a Member, the purchasing Member and the selling Member each will have 15 days to select one appraiser. The purchasing Member and the selling Member each must pay the costs of its respective appraiser. If only one appraiser is selected during this 15-day period, such appraiser, at the cost of the Member who selected such appraiser, will establish the Fair Market Value of the Interest.

(iii) If two appraisers are selected within the 15-day period provided for in paragraph (ii), such appraisers are to attempt to agree on the Fair Market Value of the Interest. If such appraisers do not agree upon the Fair Market Value of the Interest within 30 days after the appointment of the second of them, within 45 days after the appointment of the second appraiser each must separately determine the Fair Market Value of the Interest. If the higher of the two values is no more than 115% of the lower of the two values, the Fair Market Value of the Interest will be the average of the two values.

(iv) If the higher of the two values is more than 115% of the lower of the two values, the two appraisers must jointly appoint a third appraiser within 15 days after the 45 day period provided for in Section 8.6(c)(iii), above, the cost of which is to be shared equally by the purchasing Member and the selling Member. If the two appraisers do not agree upon a third appraiser within this time period, the Circuit Court for Oakland County, Michigan will appoint a third appraiser on petition of either Member. Within 15 days of appointment, the third appraiser must then separately determine the Fair Market Value of the Interest. If the Fair Market Value of the Interest as determined by the third appraiser is the same as the Fair Market Value of the Interest as determined by either of the other two appraisers, such value will be the Fair Market Value of the Interest. In other cases the Fair Market Value of the Interest will be determined as follows: The middle value of the three values will be determined. If the two other values differ

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from the middle value by an equal amount, the Fair Market Value of the Interest will be the middle value. If the difference between each of the other two values and the middle value is not identical, then the value with the greatest difference from the middle value will be disregarded and the Fair Market Value of the Interest will be the average of the two remaining values. The Fair Market Value of the Interest, as so determined, will be binding upon all parties.

(v) Unless otherwise agreed, in order to be eligible to be an appraiser under this Section, an individual or entity must be a competent appraiser of businesses that are similar to that of the Company.

(vi) Only appraisals completed in writing and delivered to both Members within the specified time periods will be considered valid for purpose of this Agreement. The Company will allow its books, records, and operations to be available for review by all chosen appraisers for the purposes of determining the Fair Market Value of the Interest so long as such appraisers agree to be bound by customary confidentiality and non-use agreements.

SECTION 9. CAPITAL ACCOUNTS; ALLOCATION OF LOSSES

9.1 Capital Accounts. A Capital Account shall be maintained on the books of the Company for each Member in compliance with Code Sections 1.704-1(b)(2)(iv) and 1.704-2, as amended. Subject to the preceding sentence, each Member’s Capital Account shall initially be credited with the amount of such Member’s Initial Capital Contribution to the capital of the Company as set forth in Section 2.1. The Initial Capital Account Balances of the Members and their respective Percentage Interests are set forth in Exhibit A hereto. Thereafter, each Member’s Capital Account shall be increased by:

(a) the amount of any additional capital contributed by such Member pursuant to Section 2.5; and

(b) the amount of Profits (as hereinafter defined) allocated to such Member; and shall be decreased by:

(i) the amount of distributions to such Member; and

(ii) the amount of Losses allocated to such Member.

9.2 [RESERVED]

9.3 Allocations. Subject to Section 9.4(b) and Section 14.5(b), The Profits and Losses of the Company shall be allocated to the Members in proportion to their Percentage Interests. The following provisions shall apply with respect to the allocation of Profits and Losses:

(a) “Profits” and “Losses” mean, for each taxable year or other period, an amount equal to the Company’s Federal taxable income or loss (as is appropriate) for such year or other period, determined in accordance with Code Section 703(a) (including all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(l) of the Code), with the following adjustments:

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(i) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses will be added to taxable income or loss;

(ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures under Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

(iii) Gain or loss resulting from any disposition of Company property (with respect to which gain or loss is recognized for Federal income tax purposes) will be computed by reference to the Gross Asset Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Gross Asset Value;

(iv) Any items which are specially allocated pursuant to Section 9.4, or which are allocated solely for Federal income tax purposes pursuant to Section 9.5 hereof, shall be excluded from the determination of Profits and Losses;

(v) In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account Depreciation for the taxable year or other period (where the term “Depreciation” shall mean for each taxable year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such taxable year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such taxable year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided, if the adjusted basis for federal income tax purposes of an asset at the beginning of such taxable year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board; provided, if the remedial allocation method is used, Depreciation shall be determined pursuant to Treasury Regulation Section 1.704-3(d)(2).”); and

(vi) If the Gross Asset Value of any Company asset is adjusted pursuant to clauses (ii) or (iii) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

(b) “Gross Asset Value” means, with respect to any asset, the adjusted basis of such asset for Federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Member to the Company will be the fair market value of the asset on the date of the contribution, as determined by the Board.

(ii) The Directors shall adjust the Gross Asset Values of all Company assets to equal the respective fair market values of the assets, as reasonably determined by the Board, as of (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution or in connection with services; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company if the Board reasonably determine an adjustment is necessary or appropriate to reflect the relative economic interests of the

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Members in the Company and (c) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g).

(iii) The Gross Asset Values of Company assets will be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Sections 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

(iv) The Gross Asset Value of any Company asset distributed to any Member will be the gross fair market value of the asset on the date of distribution.

(v) After the Gross Asset Value of any asset has been determined or adjusted under subparagraphs (i), (ii), or (iii) above, the Gross Asset Value will be adjusted by the depreciation taken into account with respect to the asset for purposes of computing Profits or Losses.

9.4 Regulatory Allocations.

(a) The Members intend that the allocations pursuant to this Section 9.4 shall be equivalent to allocations that are or are deemed to be in accordance with the “partners interests in the partnership” within the meaning of Regulations §§ 1.704-1(b) and 1.704-2, and the Board shall make such changes in the allocations pursuant to this Section 9.4 as it believes are reasonably necessary to meet the requirements of such Regulations, including, without limitation the provisions related to qualified income offsets, the allocations of partner non recourse debt and to the minimum gain chargebacks.

(b) Notwithstanding any provision of Section 9.3, no allocation of Loss shall be made to a Member if it would cause such Member to have a negative balance in its “Adjusted Capital Account” (as such term is defined in clause (c) below), decreased by reasonably expected adjustments, allocations and distributions described in Regulation §§ 1.704 1(b)(2)(ii)(d)(4), (5) and (6), immediately following such allocation. Allocations of Losses that would be made to a Member but for this Section 9.4(b) shall instead be made to other Members pursuant to Section 9.3 to the extent not inconsistent with this Section 9.4(b). To the extent allocations of Losses cannot be made to any of the Members because of this Section 9.4(b), such allocations shall be made to the Members in accordance with Section 9.3, as applicable, notwithstanding this Section 9.4(b). Allocations of Profits following any allocations of Losses subject to this Section 9.4(b) shall be allocated among the Members in a manner so as to offset the allocations of Losses previously made to the Members pursuant to this Section 9.4(b).

(c) A Member’s “Adjusted Capital Account” at any time shall mean such Member’s Capital Account at such time increased by the sum of (a) the amount of such Member’s share of partnership minimum gain (as defined in Regulation §1.704-2(g)(l) and (3)) and (b) the amount of such Member’s share of partner nonrecourse debt minimum gain (as defined in Regulation §1.704-2(i)(5)), and decreased by reasonably expected adjustments, allocations and distributions described in Regulation §§ 1.704 1(b)(2)(ii)(d)(4), (5) and (6).

(d) Except to the extent otherwise required by the Code and Treasury Regulations, if one or more Percentage Interests in the Company is transferred in any taxable year, the items of income, gain, loss, deduction and credit allocable to such Percentage Interests for such taxable year shall be apportioned between the transferor and the transferee in proportion to the number of days in such taxable year such Percentage Interests are held by each of the them,

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except, that if they agree between themselves and so notify the Company within 30 days after the transfer, then at their option and expense, (i) all items or (ii) extraordinary items, may be allocated to the person that held such Percentage Interests on the date such items were realized or incurred by the Company.

9.5 Allocations of Taxable Income. The income, gains, losses, deduction and credits of the Company for any taxable year shall be allocated to the Members in the same manner as Profits and Losses were allocated to the Members for such fiscal year pursuant to Sections 9.3 and 9.4; provided, however, that solely for Federal, state and local income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to any Company asset properly carried on the Company’s books at a value other than the tax basis of such Company asset shall be allocated in a manner determined in the discretion of the Board, so as to take into account (consistently with Code Section 704(c) principles) the difference between such Company asset’s book basis and its tax basis.

9.6 Withholding. The Company shall comply with withholding requirements under Federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be, at the option of the Board, either a distribution to or a demand loan by the Company to such Member in the amount of the withholding. In the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount was deemed to be a demand loan, the Company may, at its option, (a) at any time require the Member to repay such loan in cash or (b) at any time reduce any subsequent distributions by the amount of such loan. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

SECTION 10. DISTRIBUTIONS

10.1 Distributions Generally.

(a) Subject to 14.5, and provided that all previously accrued Tax Distributions have been made to the Members, distributions to Members (in their capacity as such) may be made in such amounts and forms and at such times as this Agreement provides or as otherwise determined by the Board. Any such distributions are to be made (i) first in such proportions as will cause the positive Capital Accounts of the Members to most quickly be in the same proportions as the Percentage Interests of the Members and (ii) thereafter among the Members in the same ratio as their Percentage Interests.

(b) The amount of any distribution shall be charged against the Capital Account of the Member to whom such cash or property is distributed. In the event of any distribution by the Company to a Member of property (other than cash), the property so distributed shall be valued by the Valuation Expert, and treated for accounting purposes as sold by the Company and as though cash proceeds of such sale were distributed. The difference between the value of the property so distributed and the amount at which such property was carried on the books of the Company shall be treated as Profit or Loss on the sale of such property and shall be credited or charged, as the case may be, in accordance with Section 9.3.

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(c) For the avoidance of doubt, this Section 10.1 applies only to distributions made to Members in their capacity as Members, and not to payments owed to any Member, its Affiliates or employees, for services, compensation or similar arrangements.

10.2 Distributable Cash. The term “Distributable Cash” as used herein with respect to any period shall mean all revenues received by the Company (other than cash received as capital contributions, the proceeds of any loans or other financing obtained by the Company, interest earned on temporary investment of Company funds pending utilization thereof and proceeds from the sale of assets in partial or complete liquidation of the Company in such period), less (i) all expenses of the Company fairly attributable to such revenues and (ii) such reserves as a majority of the Board may determine are necessary or appropriate to the continued operation of the Company’s business (including reserves established for working capital purposes); provided that the Board may, in its sole discretion, at any time and from time to time, declare other funds of the Company to be Distributable Cash.

10.3 Tax Distributions. To the extent the Company has Distributable Cash that may lawfully be distributed by the Company under the LLC Act and subject to any applicable agreement to which the Company or any of its subsidiaries is a party governing the terms of indebtedness for borrowed money and subject to the retention and establishment of reserves, or payment to third parties, of such funds as the Board deems necessary with respect to the reasonable business needs and obligations of the Company, the Board will cause the Company to make, on an annual basis or more frequently, a distribution to each Member equal to such Member’s Tax Distribution for each Fiscal Year. The “Tax Distribution” for a Member for a Fiscal Year is such Member’s Percentage Interests of the aggregate amount determined by the Board to be sufficient to at least equal the amount of the Members’ aggregate federal and state income taxes with respect to the Company’s net taxable income and gain for such fiscal period, determined by assuming (without regard to any Members’ actual tax liability) that such income or gain, as applicable, is taxable at a combined effective federal and state income tax rate reflecting the deductibility of state income taxes for federal income tax purposes and by using for all Members the highest marginal federal and state income tax rate then in effect for any Member for the type of income taking into account available deductions and allowances with respect to the income and taking into account all previous allocations of Profits and Losses pursuant to Section 9.2, such that such Member shall receive an amount anticipated to be equal to the taxes for which such Member is liable with respect to the cumulative amount of net Profits which have been allocated to him, her or it, less all prior Tax Distributions made under this Section 10.3. For purposes of applying this Section 10.3, the Board may treat a distribution made by the sixtieth day following the end of a Fiscal Year as occurring during such Fiscal Year (and not the Fiscal Year in which it was in fact made).

SECTION 11. CONFIDENTIALITY

11.1 Confidential Information.

(a) For the purposes of this Agreement, “Confidential Information” shall mean any information or material, written or oral, disclosed by any Member or the Company (the “Disclosing Party”), or its respective directors, officers, managers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants and financial advisors) (collectively, its “Representatives”) to the other Member or the Company (the “Receiving Party”), or its Representatives, in writing, verbally, or by observations, and whether or not specifically designated as confidential information by the Disclosing Party, disclosed on or after the date hereof, including, without limitation, any financial information, statements and records,

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costs and expense data, processes, procedures, methodologies, formulas, sources, methods, drawings, specifications, models, documentation, marketing and development plans, data, diagrams, manuals, techniques, know how, business strategies, or any compilations or information.

(b) Confidential Information does not include information that

(i) is or becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party or its Representatives; provided that such source is not known by the Receiving Party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation to, the Disclosing Party that prohibits such disclsoure;

(ii) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this Section 11; or

(iii) has been or is independently developed by the Receiving Party or its Representatives without the use of the Confidential Information or in violation of the terms of this Section 11.

11.2 Confidentiality Obligation.

(a) Each Member and the Company agree to carefully restrict access to the Confidential Information to its Representatives. All such Representatives shall (i) be informed by the Receiving Party of the confidential nature of the Confidential Information, (ii) agree to keep the Confidential Information strictly confidential and (iii) be advised of the terms of this Section 11 and agree to be bound to their employer-Member or employer-Company by terms of this Section 11. Each Member agrees to be responsible for any breaches of any of the provisions of this Section 11 by any of its Representatives (it being understood that such responsibility shall be in lieu of any right or remedy the Disclosing Party may have against any Representative with respect to such breach).

(b) The Members hereby agree that the Confidential Information will be disclosed solely in connection with the purpose of the Company, as provided in Section 1.3. The Receiving Party shall hold and maintain the Confidential Information in confidence, with the same degree of care as it treats its own, comparable confidential information, and shall not disclose to any person, which shall include, without limitation, any corporation, organization, group, partnership, entity or individual, any Confidential Information, without the written consent of the Disclosing Party. The Members and Company agree that all Confidential Information shall remain the property of the Disclosing Party.

(c) No Member or Company shall, without the prior written consent of the Disclosing Party, duplicate, copy, publish, use or otherwise disclose to others or, to the extent practicable, permit the use by others of any of the Confidential Information received by it.

(d) Notwithstanding the foregoing, in the event any Member or Company, or any Representatives receive a request or are required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose all or any part of the Confidential Information, such Member or Company, as the case may be, agree to (i) immediately notify the Disclosing Party of the existence, terms and circumstances surrounding

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such request, (ii) consult with the Disclosing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) assist the Disclosing Party, at the Disclosing Party’s expense, in seeking a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or that the Disclosing Party waives compliance with the provisions hereof, (A) the Receiving Party or its Representatives, as the case may be, may disclose to any tribunal only that portion of the Confidential Information which the Receiving Party or its Representatives are advised by counsel is legally required to be disclosed, and the Receiving Party or its Representatives shall exercise reasonable best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information, and (B) the Receiving Party or its Representatives shall not be liable for such disclosure, unless disclosure to any such tribunal was caused by or resulted from a previous disclosure by the Receiving Party or its Representatives not permitted by this Section 11.

11.3 Equitable Relief. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party’s Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief without the posting of a bond in addition to whatever remedies it might have at law. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware.

11.4 Public Relations. During the term of the Company, neither the Company nor any Member shall, or shall permit any of its respective Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the Company, the Project or matters pertaining thereto (each a “Public Announcement”) without the approval of Mascoma, such approval not to be unreasonably withheld or conditioned.

SECTION 12. LIABILITY, EXCULPATION AND INDEMNIFICATION

12.1 Liability of Members. Except as otherwise prohibited by law, no Member shall have any personal liability whatever in its capacity as a Member, whether to the Company, to any of the Members or to the creditors of the Company, for the debts, liabilities, contracts or any other obligations of the Company or for any Losses (as defined herein) of the Company in excess of (a) the amount of its Capital Contributions to the Company; (b) its share of any assets and undistributed profits of the Company; (c) its obligations to make other payments expressly provided for in this Agreement; and (d) the amount of any distributions wrongfully distributed to it.

12.2 Exculpation. Neither the Members nor any Director or Officer shall be liable to the Company, any other Member, Director or Officer or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Director or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Director or Officer by this Agreement and with the reasonable belief that any act or omission was in the “best interests” of the Company or designed to promote and advance the interests of the Company, except that such Member, Director or Officer shall be liable for any such loss, damage or claim incurred by reason of such Member, Director or Officer’s gross negligence or willful misconduct.

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12.3 Indemnification of Member, Directors and Officers.

(a) To the greatest extent not inconsistent with applicable law, the Company shall indemnify the Members, any Director and any Officer of the Company made a party to any proceeding because such individual is or was the Member, a Director or an Officer of the Company as a matter of right, against all liability incurred by such person in connection with any proceeding; provided, that it shall be determined in the specific case in accordance with Section 12.3(d) that indemnification of such person is permissible in the circumstances because the person has met the standard of conduct for indemnification set forth in Section 12.3(c). The Company shall pay for or reimburse the reasonable expenses incurred by the Member, Director or Officer in connection with any such proceeding in advance of final disposition thereof if (i) the person furnishes the Company a written affirmation of the person’s good faith belief that it has met the standard of conduct for indemnification described in Section 12.3(c), (ii) the person furnishes the Company a written undertaking, executed personally or on such person’s behalf, to repay the advance if it is ultimately determined that such person did not meet such standard of conduct, and (iii) a determination is made in accordance with Section 12.3(d) that based upon facts then known to those making the determination, indemnification would not be precluded under this Section 12.3. The undertaking described in Section 12.3(a)(ii) must be a general obligation of the person, subject to such reasonable limitations as the Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment. The Company shall indemnify the Member, Director or Officer who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by such person in connection with the proceeding without the requirement of a determination as set forth in Section 12.3(c). Upon demand by the Member, Director or Officer for indemnification or advancement of expenses, as the case may be, the Company shall expeditiously determine whether the Member, Director or Officer is entitled thereto in accordance with this Section 12.3. The indemnification and advancement of expenses provided for under this Section 12.3 shall be applicable only to any proceeding arising from acts or omissions occurring after the adoption of this Section 12.3.

(b) The Company shall have the power, but not the obligation, to indemnify any individual who is or was an employee or agent of the Company to the same extent as if such individual was the Member, a Director or an Officer.

(c) Indemnification of a Member, Director or Officer is permissible under this Section 12 only if (i) such person conducted himself or itself in good faith; (ii) such person reasonably believed that his or its conduct was in, or at least not opposed to, the Company’s best interest and was within the authority delegated to him or it by this Agreement, the resolutions of the Board or by the Member and (iii) in the case of any criminal proceeding, he or it had no reasonable cause to believe his or its conduct was unlawful. The foregoing notwithstanding, a final determination with respect to such Member, Director or Officer, as the case may be, in any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative of whether or not that person met the standard of conduct described in Section 12.3(c)(i), (ii) and (iii).

(d) A determination as to whether indemnification or advancement of expenses is permissible shall be made by the Board by the affirmative vote of all Directors not at the time parties to the proceeding, or, if all Directors are parties to the proceeding, by the Members.

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(e) A Member, Director or Officer who is a party to a proceeding may apply for indemnification from the Company to the court, if any, conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving notice the court considers necessary, may order indemnification if it determines:

(i) in a proceeding in which a Member, Director or Officer is wholly successful, on the merits or otherwise, Member, Director or Officer is entitled to indemnification under this Section 12, in which case the court shall order the Company to pay the Member, Director or Officer his or its reasonable expenses incurred to obtain such court ordered indemnification; or

(ii) a Member, Director or Officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Member, Director or Officer met the standard of conduct set forth in Section 12.3(c).

(f) Nothing contained in this Section 12.3 shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a Member, Director or Officer of the Company or is or was serving at the Company’s request as a director, officer, partner, manager, trustee, employee, or agent of another foreign or domestic company, association, limited liability company corporation, joint venture, trust, employee benefit plan, or other enterprise, whether for-profit or not. Nothing contained in this Section 12.3 shall limit the ability of the Company to otherwise indemnify or advance expenses to any person. It is the intent of this Section 12.3 to provide indemnification to the Members, the Directors and the Officers to the fullest extent now or hereafter permitted by the law consistent with the terms or conditions of this Section 12.3. Indemnification shall be provided in accordance with this Section 12.3 irrespective of the nature of the legal or equitable theory upon which a claim is made, including, without limitation, negligence, breach of duty, mismanagement, waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities law, or violation of any other state or federal law or violation of any law of any other jurisdiction.

(g) For purposes of this Section 12.3:

(i) The term “expenses” includes all direct and indirect cost (including, without limitation, counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Section 12.3, applicable law or otherwise.

(ii) The term “liability” means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(iii) The term “party” includes an individual who was, is or is threaten to be made, a named defendant or respondent in a proceeding.

(iv) The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

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(h) The Company may purchase and maintain insurance for its benefit, the benefit of any individual who is entitled to or may be granted indemnification under this Section 12.3, or both, against any liability asserted against or incurred by such individual in any capacity or arising out of such individual’s service with the Company, whether or not the Company would have the power to indemnify such individual against such liability.

SECTION 13. BOOKS AND RECORDS; REPORTS; TAX RETURNS; BANK ACCOUNTS

13.1 Books and Records. The Company shall keep such books of account and other records with respect to its operations as will sufficiently explain the transactions and financial position of the Company and enable financial statements to be prepared in accordance with GAAP (as defined in Section 13.2), and shall cause such books and other records to be kept in such manner as will enable them to be properly audited. In addition, the Company shall keep such other books and records with respect to its operations as a Member or a majority of the Board shall from time to time request, and shall cause such books and records to be kept in such manner as the Member or a majority of the Board shall have directed. All books and other records referred to above shall be maintained at the principal place of business of the Company, or at such other place as a Member or a majority of the Board shall specify, and the Members, their duly authorized representatives and each Director shall at all reasonable times have access to such books and other records. Any review, audit or other investigation required or requested by a Member, other than usual and customary internal or other audits and reviews, shall be at the sole cost and expense of the Member conducting or undertaking the same. In addition, the Members shall be entitled to review and discuss with the external auditors and their designees working papers and any other documentation with respect to the books and records of the Company. Notwithstanding the foregoing, records maintained in connection with this Section 13 shall be subject to Section 11.

13.2 Accounting Basis and Fiscal Year. Such books (i) shall be maintained according to U.S. generally accepted accounting principles, consistently applied (“GAAP”), (ii) shall reflect all Company transactions, (iii) shall be appropriate and adequate for the Company’s business and for carrying out all provisions of this Agreement, and (iv) shall be closed, balanced and audited or reviewed (as the Members or the Board may determine) as of the end of each fiscal year, as soon as practicable after the end of such fiscal year. The fiscal year of the Company shall end on December 31.

13.3 Reports.

(a) The Board shall cause to be delivered to each Member, within 30 days after the end of each fiscal year of the Company a draft balance sheet as of the end of such fiscal year and statements of income, Members’ equity, and changes in financial position for the year then ended, together with a clearance letter from the Company’s independent certified public accountants stating that such certified public accountants have completed the Company’s annual audit and setting forth any adjustments expected to be made to any of the Company’s draft financial statements for such fiscal year. The Board shall cause to be delivered to each Member within 60 days after the end of each fiscal year of the Company an annual report approved by a majority of the Board containing the following:

(i) a balance sheet as of the end of such fiscal year and statements of income, Members’ equity, and changes in financial position for the fiscal year then ended, each of which shall be audited by the Company’s independent certified public accountants, together

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with the audit opinion and report of the Company’s independent certified public accountants thereon;

(ii) a general description of the activities of the Company during such year; and

(iii) a report of any material transaction during such year between the Company and any other person (including any Member and Affiliate), stating fees and compensation paid by the Company and the products supplied and services performed by such other person for such fees or compensation.

The expenses of the Company’s certified public accountants incurred in connection with their annual audit of the Company’s financial statements shall be paid by the Company.

(b) Within 30 days after the end of each quarter of each fiscal year of the Company, the Board shall cause to be delivered to each Member a quarterly report, approved by a majority of the Board, containing a balance sheet as of the end of such quarter and a statement of income for such quarter, each of which shall be unaudited but which shall be certified by the Chief Financial Officer of the Company (i) as fairly presenting the financial position of the Company at the end of such quarter and the results of operations of the Company for such quarter (subject to normal year-end adjustments) and (ii) as having been prepared in accordance with GAAP consistent with that of the Company’s audited or reviewed financial statements. The report shall also contain a description of any material event regarding the business of the Company during such quarter.

(c) Within 120 days after the end of each fiscal year, the Board will cause to be delivered to each Member all information necessary for the preparation of such Member’s U.S. Federal income tax returns, including a statement showing such Member’s share of income, gains, losses, deductions and credits for such year for U.S. Federal income tax purposes and the amount of any distribution made to or for the account of such Member pursuant to this Agreement.

13.4 Tax Returns. The Members agree that the Company shall be responsible for the preparation and timely filing of all federal, state and local tax and information returns that the Company is required to file. The Members agree that the Company will either prepare the necessary tax and information returns internally, or enlist the services of a tax preparation and/or consultation firm, and the Company will provide a copy of each such tax or information return filed on its behalf to the Members promptly following such filing. The Members agree that the Company will provide the Members with any additional information required for the completion of any tax filings required to be made by the Members under U.S. law. The Members agree that the Company will cooperate in resolving any inquiries made by any government tax authority to the Members concerning the results or activities of the Company.

13.5 Bank Accounts. A majority of the Board shall cause one or more accounts of the Company to be maintained in one or more banks, each of which shall be a member of the Federal Deposit Insurance Corporation, which accounts shall be used for the payment of the expenditures incurred by the Company in connection with its business, and in which shall be deposited any cash receipts of the Company. All amounts credited to any such account at any time shall be and remain the property of the Company, and shall be received, held and disbursed by the Company for the purposes specified in this Agreement and in accordance with the instructions of a majority of the Board. There shall not be deposited in any of such accounts any funds other than funds

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belonging to the Company, and no other funds shall in any way be commingled with such Company funds.

SECTION 14. TERM; PUT AND REPURCHASE RIGHTS; DISSOLUTION AND WINDING UP

14.1 Term. The term of the Company shall commence as of the Date of Commencement and shall continue until the winding up and liquidation of the Company and its business is completed following an event of Dissolution (as defined below), in accordance with the provisions set forth in Section 14.4 hereof. The existence of the Company as a separate legal entity shall continue until the cancellation of the Company’s Certificate of Formation, as filed with the Secretary of State of the State of Delaware, as the same may be amended from time to time.

14.2 Longyear Put Right. At any time between the second and third anniversary of the Contributions Commencement Date (the “Evaluation Period”), Longyear shall have the right to evaluate its participation in the Project and, subject to the terms hereof, may deliver to the Company a put notice (the “Put Notice”). Upon its receipt of a Put Notice during the Evaluation Period, the Company shall set a closing date (which date shall not be more than three months after its receipt of the Put Notice) for the purchase of Longyear’s entire Interest in the Company at the “Guaranteed Return Price” as such term is defined in Section 14.3 below. On the closing date set by the Company, the Company shall purchase and pay the Guaranteed Return Price for Longyear’s entire Interest in the Company and Longyear shall sell to the Company Longyear’s entire Interest in the Company. The purchase by the Company pursuant to Section 14.2, or the purchase by Mascoma pursuant to Section 14.3, of Longyear’s entire Interest in the Company shall be effected pursuant to an agreement and such other documents as are customary in transactions of this type; provided, however, that upon payment, on or after the date set therefor, of the Guaranteed Return Price into a separate escrow account, of which Longyear is the beneficiary, the Company shall, for all intents and purposes, reflect the Company (if the repurchase is effected pursuant to Section 14.2) or Mascoma (if the purchase is effected pursuant to Section 14.3) as the sole owner of Longyear’s entire Interest in the Company.

14.3 Mascoma Repurchase Right. At any time during the Evaluation Period, Mascoma shall have the right to evaluate its participation in the Project and, subject to the terms hereof, may deliver to Longyear a repurchase notice (“Repurchase Notice”) which specifies a closing date (which shall not be more than 60 days after delivery of the Repurchase Notice) for the purchase of Longyear’s entire Interest in the Company. Upon delivery of a Repurchase Notice during the Evaluation Period At the closing date set forth in the Repurchase Notice, Mascoma shall purchase and pay the Guaranteed Return Price for Longyear’s entire Interest in the Company and Longyear shall sell to Mascoma Longyear’s entire Interest in the Company at the “Guaranteed Return Price” as hereinafter defined. For the purposes of this Agreement, the term “Guaranteed Return Price” shall equal the sum of: (i) the total amount that Longyear has contributed in cash, in kind and in services provided as reflected in Longyear’s Capital Account or an accrued liability payable to Longyear, plus (ii) an additional amount calculated to provide that the sum of (i) and (ii) provides Longyear with a 12% annual rate of return with respect to such contributions and amounts identified in (i) above, calculated as of the date of the Repurchase Notice through the date that such amount is actually paid to Longyear (or to an escrow account of which Longyear is the beneficiary).

14.4 Dissolution. The Company shall dissolve, and its affairs shall be wound up (the “Dissolution”) upon the first to occur of the following: (a) the written unanimous consent of the

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Members; (b) the consent of the Board (provided such action is passed by a Required Vote or the Board has otherwise used commercially reasonable efforts to provide Longyear with 30 days advanced written notice of its intention to dissolve the Company); (c) the bankruptcy or dissolution of any Member, the occurrence of any other event under the LLC Act that terminates the continued existence of a Member, unless within 90 days after the occurrence of such an event, the remaining Member or Members agree(s) in writing to continue the business of the Company and to the appointment, if necessary or desired, effective as of the date of such event of one or more additional Members; or (d) the entry of a decree of dissolution under and in accordance with applicable law.

14.5 Winding Up and Distribution Upon Liquidation.

(a) Upon Dissolution, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members; provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the property of the Company has been distributed as contemplated by this Agreement and the Certificate has been canceled pursuant to the LLC Act. All technology and proprietary information in the possession of the Company upon Dissolution shall be distributed to Mascoma or an Affiliate thereof designated by Mascoma. The distribution or assignment of such technology and proprietary information in accordance with this Section 14.3 shall not, for purposes of Section 10.1, be deemed to constitute a distribution to such Member of any asset of the Company. After such distribution or assignment and the payment of liabilities owing to creditors of the Company (including Members who are creditors but only to the extent they are creditors), the Board, or the liquidator (if any) appointed by the Board (the “Liquidator”), shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. Said reserves may be paid over by the Members, Board or the Liquidator to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Members, the Board, or the liquidator may deem advisable, as the case may be, such reserves shall be distributed to the Members or their assigns.

(b) After paying such liabilities and providing for such reserves, and after making all allocations required by Section 9.3, including all allocations relating to the liquidation of the Company, the Board or the Liquidator (if any) shall cause the remaining net assets of the Company (the “Remaining Net Assets”) to be distributed to the Members in accordance with the following:

(i) First, and immediately prior to any distribution of the Remaining Net Assets pursuant to this Section 14.5(b), Longyear’s Capital Account shall be increased (and Mascoma’s Capital Account shall be correspondingly decreased) by an amount equal to Longyear’s initial Percentage Interest (25%) multiplied by the MI Contribution;

(ii) Second, the Remaining Net Assets shall be distributed to the Members in accordance with their Percentage Interests to the extent of the MI Contribution;

(iii) Third, the Remaining Net Assets of the Company shall be distributed to the Members in such amounts as are necessary to cause the Members’ respective positive Capital Accounts (after taking into account the increase in Longyear’s Capital Account and the corresponding reduction of Mascoma’s Capital Account pursuant to clause (i) of this Section 14.5(b)) to be in the same ratio as the then Percentage Interests of the Members; and

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(iv) Fourth, and finally, the Remaining Net Assets of the Company shall be distributed to the Members in the same ratio as the then Percentage Interests of the Members.

If the foregoing distributions are not sufficient to return to any Member the full amount of such Member’s Capital Contributions or Capital Account balances, such Member shall have no recourse against the other Members.

As used herein, “MI Contribution” means an amount equal to the lesser of $13,000,000 or such amount as shall have been received by Mascoma from the State of Michigan and contributed to Mascoma’s Capital Account as a Capital Contribution.

(c) The assets of the Company may be distributed pursuant to this Section 14.5 in cash or in kind, and the proportion of each Member’s share that is distributed in cash, as well as the nature of the assets distributed in kind, shall be in proportion to the extent reasonably practicable to the amounts distributable to Members pursuant to subparagraph (b) above. In the event that any part of such net assets consists of notes or accounts receivable or other non-cash assets, the Board or the Liquidator (if any) shall take whatever steps it deems appropriate to convert such assets into cash or into any other form that would facilitate the distribution thereof. If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of their fair market value at the time of such distribution, as determined by the Board in good faith.

14.6 Survival. In the event of Dissolution, the provisions of Section 11 shall survive the termination of this Agreement for a period of five years, and the Members and their respective Affiliates shall be bound thereby.

14.7 Termination of Certain Rights. The special rights and privileges of Longyear (in its capacity as such and not as a result solely of its status as a Member) set forth in Sections 2.6(a) and 5.3 (c), shall have no further force or effect as of the earlier to occur of (i) the first anniversary of the commissioning of a commercial scale ethanol production facility, or (ii) the date, if any, that Longyear has transferred its Interest in accordance with the terms hereof.

SECTION 15. DISPUTE RESOLUTION

15.1 Dispute Resolution.

(a) Prior to pursuing mediation with respect to any dispute hereunder, the chief executive officers (or a direct report appointed by them) of each of the Members, or an Affiliate of each of them, shall meet to seek an amicable resolution to such dispute. No party shall be entitled to make and bring a claim in arbitration unless it has attempted for a period of 45 days from written notice of a dispute to reach such amicable resolution.

(b) Except as provided herein, no civil action with respect to any dispute, claim or controversy arising out of or relating to this Agreement may be commenced until the matter has been submitted to Judicial Arbitration Mediation Services (“JAMS”) for mediation. Either Member may commence mediation by providing to JAMS and the other Member a written request for mediation, setting forth the subject of the dispute and the relief requested. The Members will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in scheduling the mediation proceedings. The Members covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All

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offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Members, their agents, employees, experts and attorneys, and by the mediator and any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the Members, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either Member may seek equitable relief prior to the mediation to preserve the status quo pending the completion of that process. Except for such an action to obtain equitable relief, neither Member may commence a civil action with respect to the matters submitted to mediation until after the completion of the initial mediation session, or 45 days after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the Members so desire. The provisions of this clause may be enforced by any Court of competent jurisdiction, and the Member seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the Member against whom enforcement is ordered.

SECTION 16. MISCELLANEOUS

16.1 Government and Regulatory Restrictions. The provisions hereof shall be subject to applicable restrictions provided for in any effective grant, permit, loan or approval issued to the Company, or any Member with respect to the purpose of the Company, now held or obtained following the date hereof, by the Federal government, any state or local government or any administrative agency or board thereof.

16.2 Other Company Opportunities. If an opportunity comes to the attention of any Director, officer or employee of the Company who is also a director, officer or employee of the Member or an Affiliate (other than the Company) of such Member (the “Agent”), such opportunity shall belong to the Company if such opportunity is expressly offered to the Agent solely in his or her capacity as a director, officer or employee of the Company.

16.3 Expenses. Each Member shall bear its own expenses, including the fees of any attorneys, accountants, investment bankers or other engaged by such Member, incurred in connection with this Agreement and the transactions contemplated hereby except as otherwise expressly provided herein.

16.4 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given, as to each party, at the address set forth on Exhibit A or such other address as shall be designated by such party in accordance with the procedures of this Section. All notices shall be deemed to have been given (i) when personally delivered, (ii) three business days following deposit in the U.S. mail, certified or registered, return receipt requested, postage prepaid or (iii) one business day following dispatch by a nationally recognized overnight courier service.

16.5 Amendments; No Waivers.

(a) Subject to Section 2.5, any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by Members holding at least 90% of the Percentage Interests held by all Members, or in the case of a waiver, by the Member against whom the waiver is to be effective.

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(b) No failure or delay by any Member in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

16.6 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and assigns. No Member may Transfer any of its rights or obligations under this Agreement without the prior written consent of the other Member.

16.7 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of law rules of such state. The parties agree that any action, suit, claim or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought by the parties in a Delaware state court or a federal court sitting in the State of Delaware, which shall be the exclusive venue of any such action, suit, claim or proceeding. Each party waives any objection which such party may now or hereafter have to the laying of venue of any such action, suit, claim or proceeding, and irrevocably consents and submits to the jurisdiction of any such court (and the appropriate appellate courts) in any such action, suit, claim or proceeding. Any and all service of process and any other notice in any such action, suit, claim or proceeding shall be effective against such party when transmitted in accordance with Section 16.4 of this Agreement. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law.

16.8 Entire Agreement; No Third Party Rights. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties to this Agreement any rights or remedies hereunder, as a third party beneficiary or otherwise.

16.9 Further Assurances. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each party agrees to execute and deliver such additional documents and instruments, including amendments to this Agreement, and to perform such additional acts as may be necessary, appropriate or reasonably requested to carry out or evidence the provisions of this Agreement and the transactions contemplated hereby.

16.10 Severability. If any provisions of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable, the other provisions of this Agreement or the application of such provision to other Persons or circumstances shall not be affected thereby but shall continue in force to the fullest extent permitted by law.

16.11 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

16.12 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

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16.13 Definition of Affiliate. For the purposes of this Agreement, the term “Affiliate” means a corporation or other entity, which directly or indirectly controls, is controlled by or is under common control with any party or its shareholders. The term “control” means the ownership of more than 50% of the outstanding shares or equivalent interest entitled to vote.

[SIGNATURES APPEAR ON THE NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this agreement as of the day and year first above written.

FRONTIER RENEWABLE RESOURCES, LLC

By:	/s/ Stephen J. Hicks
	Name:	Stephen J. Hicks
	Title:	COO

MASCOMA CORPORATION

By:	/s/ Bruce Jamerson
	Name:	Bruce Jamerson
	Title:	CEO

J.M. LONGYEAR, L.L.C.

By:	/s/ Stephen J. Hicks
	Name:	Stephen J. Hicks
	Title:	COO

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SCHEDULE 2.4

Reimbursable Organizational Expenses

In addition to the expenses listed below, the members have incurred other reimbursable organizational expenses. The amount and type of such other reimbursable organizational expenses shall be subsequently agreed upon by the Members. Once the Members reach an agreement on the amount and type of such other reimbursable organizational expenses, the parties to this Agreement shall amend this Schedule 2.4 to reflect such agreement.

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2.4 (Mascoma). Mascoma Reimbursable Organizational Expenses

[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
Total:	$	[	***]

2.4 (JML). JML Reimbursable Organizational Expenses

[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
Total:	$	[	***]

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EXHIBIT A

Initial Capital Account Balances and Percentage Interests

Member	Initial Capital Contribution	Initial Capital Account Balance	Initial Percentage Interest
Mascoma	Subject to the availability to, and receipt by, Mascoma of (i) any funds received by Mascoma from the Michigan Economic Development Corporation (“MEDC”) pursuant to MEDC’s commitment letter dated August 29, 2008, as the same may be amended, including any amendment that may be provided in connection with the award of DOE Grants (as defined below), if any, relating to the Project (said funds being the “MEDC Grant Proceeds”), and (ii) a portion of any funds received by Mascoma from the Department of Energy (the “DOE”) under the DOE grant applied for by Mascoma entitled “Demonstration of Integrated Biorefinery Application MAS10BIO5” (the “DOE Grant Proceeds”), an amount in cash not to exceed $16,000,000 (such initial capital contribution referred to herein individually and in the aggregate as the “Mascoma Initial Contribution”). Such cash shall be contributed by Mascoma as it is made available and received by Mascoma pursuant to the applicable documents governing the disbursement thereof.	1/	75%

Longyear	Unencumbered title to certain real property consisting of approximately 350 acres located in Kinross, MI (the “Preferred Site”). If at any time the Board, in its reasonable discretion, determines that the Preferred Site is not suitable for the development and operation of a commercial scale cellulosic fuel production facility or a lumber milling facility or a biomass power facility, then the Company shall notify Longyear of its determination (the “Nonsuitability Notice”) and shall use reasonable efforts to acquire an Alternative Site (as defined below) by exchanging the Preferred Site for such Alternative Site; provided, however, in no event shall the Company be obligated to pay any amounts to the owners of the Alternative Site (other than the exchange of the Preferred Site). If within 45 days of its delivery of the Nonsuitability Notice the Company is unable to reach an agreement with a third party for the purchase of unencumbered title to an Alternative Site using part or all of the Preferred Site as payment therefor, Longyear, at its cost and expense, shall promptly and without delay acquire unencumbered title to an Alternative Site and shall transfer unencumbered title and ownership of the Alternative Site to the Company, Longyear may elect to exchange the Company’s interest to the Preferred Site at its sole discretion. If at the time of such exchange, the then fair market value of the Alternative Site is less than the fair market value of the Preferred Site on the date that the Preferred Site was contributed to the capital of the Company by Longyear, then, concurrently with such exchange, Longyear’s Capital Account shall be reduced in an amount equal to the positive difference, if any, between such fair market value of the Preferred Site and such fair market value of the Alternative Site. As used herein, “Alternative Site” means real property consisting of not less than 350 acres located in the State of Michigan that Longyear proposes and the Board, in its reasonable discretion, agrees is suitable for the development and operation of a commercial scale cellulosic fuel production facility, a lumber milling facility, and a biomass power facility. The Preferred Site and the Alternative Site are each a “Site.”	2/	25%

1/	As of any date of determination, an amount equal to the lesser of (i) $36,000,000 and (ii) the aggregate of cash actually received by Mascoma from MEDC Grant Proceeds and DOE Grant Proceeds and contributed by Mascoma to the capital of the Company.
2/	As of any date of determination, an amount equal to the appraised value of the Site.